Redfin Reports Third Quarter 2020 Financial Results

SEATTLE - November 5, 2020 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the third quarter ended September 30, 2020. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation, depreciation and amortization, and expenses related to actions taken in response to COVID-19.

Revenue decreased 1% year-over-year to $237 million during the third quarter. Gross profit was $93 million, an increase of 74% from $53 million in the third quarter of 2019. Real estate services gross profit was $92 million, an increase of 70% from $54 million in the third quarter of 2019. Real estate services gross margin was 44%, compared to 35% in the third quarter of 2019. Operating expenses were $56 million, an increase of 22% from $46 million in the third quarter of 2019. Operating expenses were 24% of revenue, up from 19% in the third quarter of 2019.

Net income was $34.2 million, compared to net income of $6.8 million in the third quarter of 2019. Dividend on our convertible preferred stock was $1.5 million in the third quarter. Net income attributable to common stock was $32.0 million. Stock-based compensation was $11.3 million, up from $7.5 million in the third quarter of 2019. Depreciation and amortization was $3.7 million, up from $2.6 million in the third quarter of 2019. Interest income was $0.3 million and interest expense was $2.5 million, compared to $1.6 million and $2.3 million, respectively, in the third quarter of 2019. Direct and incremental costs related to COVID-19 were $0.3 million and are included in general and administrative expenses.

Net income per share attributable to common stock, diluted, was $0.30, compared to net income per share, diluted, of $0.07 in the third quarter of 2019.

“Redfin’s increasing share of North America’s online real estate audience, coupled with a strong housing market, has generated demand faster than we can recruit agents, lenders and partners,” said Redfin CEO Glenn Kelman. “Our market share gains have resumed, and seem to be accelerating. Our mortgage business generated its first quarterly gross profits. It has taken us more than a decade to build the technology and the vast network of local agents to let people tour almost any home for sale in almost any town in America, virtually or in person. This capability was a convenience for people still likely to use a traditional agent for a cross-town move. But for the millions of Americans now free to move anywhere in the country, that little Redfin touring button on their cell-phone screen has become the passport to a new life.”

Third Quarter Highlights
•Reached market share of 1.04% of U.S. existing home sales by value in the third quarter of 2020, an increase of .08 percentage points from the third quarter of 2019.(1)
•Saved homebuyers and sellers over $61 million in the third quarter of 2020. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission.
•Grew visitors to our website and mobile application by 38% compared to the third quarter of 2019.

•Kicked off a massive hiring effort to meet surging consumer demand and welcomed over 400 new employees to Redfin in the third quarter.
•Conducted nearly 21,000 video tours. Even as the majority of Redfin consumers have resumed in-person touring, approximately 9% of third quarter tour requests were for video tours, a sign Redfin’s virtual brokerage capabilities will be a long-term competitive advantage even after the pandemic subsides.
•Launched RedfinNow in Palm Springs. The company has now resumed RedfinNow offers in 11 of 13 markets and has continued to expand to additional markets in the fourth quarter.
•Created a new Home Sale Advisor role to better help customers navigate their home selling options at Redfin, whether they choose to list on the market with a local Redfin agent or sell directly to RedfinNow.
•Increased the percentage of Redfin employees who are people of color from 31% in June to 32% in September.
•Appointed Kerry D. Chandler, an experienced HR executive, to the Redfin Board of Directors.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of November 5, 2020, and are subject to substantial uncertainty.

For the fourth quarter of 2020 we expect:
•Total revenue between $226 million and $233 million, representing a year-over-year decrease between 3% and 0% compared to the fourth quarter of 2019. Properties segment revenue between $31 million and $34 million is included in the guidance provided.
•Net income between $2 million and $5 million, compared to net loss of $7.8 million in the fourth quarter of 2019. This guidance includes approximately $10.5 million of expected stock-based compensation, $4.2 million of expected depreciation and amortization, and $7.5 million of expected interest expense associated with our convertible senior notes and other credit obligations. This guidance also includes approximately $8.1 million of an expected one-time, non-cash expense associated with the repurchase of a portion of our convertible senior notes due 2023. Net income attributable to common stock will include the value of dividend on our convertible preferred stock, which we expect to pay in shares of our common stock.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2019, as supplemented by our quarterly report for the quarter ended September 30, 2020, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin is a technology-powered residential real estate company, redefining real estate in the consumer's favor in a commission-driven industry. We do this by integrating every step of the home buying and selling process and pairing our own agents with our own technology, creating a service that is faster, better and costs less. We offer brokerage, iBuying, mortgage, and title services, and we also run the country's #1 real estate brokerage search site, offering a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 90 markets in the United States and Canada. Since our launch in 2006, we have saved our customers over $800 million and we've helped them buy or sell more than 235,000 homes worth more than $115 billion.

Redfin may post updates about COVID-19's impact on the U.S. residential real estate industry or its business on its company blog at www.redfin.com/blog/real-estate-news/. We encourage investors and others interested in our company to review and subscribe to the information we post on our company blog, as some of the information may be material.

Redfin-F

Contacts

Investor Relations
Shikher Mathur, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2020
	2020	2019	2020	2019
Revenue
Service	$217,280	$158,519	$469,893	$405,160
Product	19,636	80,164	171,683	141,445
Total revenue	236,916	238,683	641,576	546,605
Cost of revenue(1)
Service	122,583	104,397	314,842	297,320
Product	21,261	80,909	174,744	144,807
Total cost of revenue	143,844	185,306	489,586	442,127
Gross profit	93,072	53,377	151,990	104,478
Operating expenses
Technology and development(1)	22,452	18,801	60,687	50,421
Marketing(1)	12,421	8,361	47,611	68,611
General and administrative(1)(2)	21,190	18,779	68,539	57,881
Total operating expenses	56,063	45,941	176,837	176,913
Income (loss) from operations	37,009	7,436	(24,847)	(72,435)
Interest income	319	1,576	1,859	5,804
Interest expense	(2,522)	(2,274)	(7,631)	(6,564)
Other income (expense), net	(640)	44	(1,943)	172
Net income (loss)	$34,166	$6,782	$(32,562)	$(73,023)
Dividend on convertible preferred stock	(1,530)	—	(2,814)	—
Undistributed earnings attributable to participating securities	(653)	—	—	—
Net income (loss) attributable to common stock—basic and diluted	$31,983	$6,782	$(35,376)	$(73,023)
Net income (loss) per share attributable to common stock—basic	$0.32	$0.07	$(0.36)	$(0.80)
Weighted average shares of common stock—basic	99,840,144	91,994,731	97,365,122	91,279,086
Net income (loss) per share attributable to common stock—diluted	0.30	0.07	(0.36)	(0.80)
Weighted average shares of common stock—diluted	107,607,711	97,171,270	97,365,122	91,279,086

Other comprehensive income (loss)
Net income (loss)	$34,166	$6,782	$(32,562)	$(73,023)
Foreign currency translation adjustments	6	(10)	(16)	28
Unrealized gain (loss) on available-for-sale securities	(139)	(8)	282	(2)
Total comprehensive income (loss)	$34,033	$6,764	$(32,296)	$(72,997)

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenue	$2,574	$1,605	$5,981	$4,398
Technology and development	4,964	3,320	11,736	8,661
Marketing	403	390	1,130	1,025
General and administrative	3,407	2,195	6,917	5,708
Total	$11,348	$7,510	$25,764	$19,792

(2) Includes direct and incremental costs related to COVID-19 of $321 and $7,846, which are partially offset by $56 and $1,348 in employee retention credits allowed under the CARES Act, for the three and nine months ended September 30, 2020, respectively.

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$371,573	$234,679
Restricted cash	16,393	12,769
Short-term investments	129,809	70,029
Accounts receivable, net	41,085	19,223
Inventory	24,993	74,590
Loans held for sale	41,921	21,985
Prepaid expenses	7,698	14,822
Other current assets	5,189	3,496
Total current assets	638,661	451,593
Property and equipment, net	42,210	39,577
Right-of-use assets, net	45,392	52,004
Long-term investments	17,072	30,978
Goodwill and intangibles, net	11,138	11,504
Other non-current assets	8,776	10,557
Total assets	$763,249	$596,213
Liabilities, mezzanine equity and stockholders' equity
Current liabilities
Accounts payable	$3,375	$2,122
Accrued liabilities	57,517	38,022
Other payables	10,550	7,884
Warehouse credit facilities	40,308	21,302
Secured revolving credit facility	14,923	4,444
Convertible senior notes, net	124,495	—
Current lease liabilities	11,682	11,408
Total current liabilities	262,850	85,182
Non-current lease liabilities and deposits	51,597	59,869
Convertible senior notes, net	—	119,716
Non-current payroll tax liabilities	8,711	—
Total liabilities	323,158	264,767
Commitments and contingencies
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 and no shares issued and outstanding, respectively	39,812	—
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 100,241,416 and 93,001,597 shares issued and outstanding, respectively	100	93
Additional paid-in capital	684,219	583,097
Accumulated other comprehensive income	308	42
Accumulated deficit	(284,348)	(251,786)
Total stockholders’ equity	400,279	331,446
Total liabilities, mezzanine equity and stockholders’ equity	$763,249	$596,213

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net loss	$(32,562)	$(73,023)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,581	6,366
Stock-based compensation	25,764	19,792
Amortization of debt discount and issuance costs	5,254	4,674
Non-cash lease expense	6,821	4,727
Impairment costs	2,063	—
Other	(693)	(401)
Change in assets and liabilities:
Accounts receivable, net	(21,862)	(9,071)
Inventory	49,597	(82,766)
Prepaid expenses and other assets	5,168	(82)
Accounts payable	851	579
Accrued liabilities, other payables, and non-current payroll tax liabilities	28,469	18,994
Lease liabilities	(8,368)	(5,095)
Origination of loans held for sale	(479,153)	(285,182)
Proceeds from sale of loans originated as held for sale	459,605	267,850
Net cash provided by (used in) operating activities	51,535	(132,638)
Investing activities
Purchases of property and equipment	(10,391)	(12,821)
Purchases of investments	(135,118)	(106,063)
Sales of investments	6,583	1,005
Maturities of investments	82,772	4,900
Net cash used in investing activities	(56,154)	(112,979)
Financing activities
Proceeds from the issuance of convertible preferred stock, net of issuance costs	39,801	—
Proceeds from the issuance of common stock, net of issuance costs	69,701	—
Proceeds from the issuance of shares resulting from employee equity plans	15,119	10,869
Tax payments related to net share settlements on restricted stock units	(10,987)	(2,856)
Borrowings from warehouse credit facilities	473,283	280,129
Repayments to warehouse credit facilities	(454,277)	(262,875)
Borrowings from secured revolving credit facility	57,378	—
Repayments to secured revolving credit facility	(46,899)	—
Other payables—deposits held in escrow	2,097	637
Principal payments for finance lease obligations	(59)	—
Cash paid for debt issuance costs	(4)	(152)
Net cash provided by financing activities	145,153	25,752
Effect of exchange rate changes on cash and cash equivalents	(16)	28
Net change in cash, cash equivalents, and restricted cash	140,518	(219,837)
Cash, cash equivalents, and restricted cash:
Beginning of period	247,448	439,055
End of period	$387,966	$219,218

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Sep. 30 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018
Monthly average visitors (in thousands)	49,258	42,537	35,519	30,595	35,633	36,557	31,107	25,212	29,236
Real estate services transactions
Brokerage	18,980	13,828	10,751	13,122	16,098	15,580	8,435	9,822	12,876
Partner	5,180	2,691	2,479	2,958	3,499	3,357	2,125	2,749	3,333
Total	24,160	16,519	13,230	16,080	19,597	18,937	10,560	12,571	16,209
Real estate services revenue per transaction
Brokerage	$10,241	$9,296	$9,520	$9,425	$9,075	$9,332	$9,640	$9,569	$9,227
Partner	2,988	2,417	2,535	2,369	2,295	2,218	2,153	2,232	2,237
Aggregate	8,686	8,175	8,211	8,127	7,865	8,071	8,134	7,964	7,790

Aggregate home value of real estate services transactions (in millions)	$12,207	$7,576	$6,098	$7,588	$9,157	$8,986	$4,800	$5,825	$7,653
U.S. market share by value	1.04%	0.93%	0.93%	0.94%	0.96%	0.94%	0.83%	0.81%	0.85%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	63%	63%	61%	62%	63%	64%	64%	66%	66%
Average number of lead agents	1,820	1,399	1,826	1,526	1,579	1,603	1,503	1,419	1,397

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Real estate services revenue
Brokerage revenue	$194,375	$146,096	$425,269	$372,809
Partner revenue	15,478	8,030	28,269	20,053
Total real estate services revenue	209,853	154,126	453,538	392,862
Properties revenue	19,005	80,164	170,287	141,445
Other revenue	8,503	5,161	19,999	13,490
Intercompany eliminations	(445)	(768)	(2,248)	(1,192)
Total revenue	$236,916	$238,683	$641,576	$546,605

Cost of revenue
Real estate services	$117,944	$100,048	$300,305	$284,447
Properties	20,460	80,909	173,107	144,807
Other	5,885	5,117	18,422	14,065
Intercompany eliminations	(445)	(768)	(2,248)	(1,192)
Total cost of revenue	$143,844	$185,306	$489,586	$442,127

Gross profit by segment
Real estate services	$91,909	$54,078	$153,233	$108,415
Properties	(1,455)	(745)	(2,820)	(3,362)
Other	2,618	44	1,577	(575)
Total gross profit	$93,072	$53,377	$151,990	$104,478

Gross margin (percentage of revenue)
Real estate services	43.8%	35.1%	33.8%	27.6%
Properties	(7.7)	(0.9)	(1.7)	(2.4)
Other	30.8	0.9	7.9	(4.3)
Total gross margin	39.3	22.4	23.7	19.1